EXHIBIT 10.15

8% SECURED NOTE

FOR VALUE RECEIVED, Monarch America, Inc., a Nevada corporation (the "Company") promises to pay to Josh Field (the "Holder") the principal sum of One Million Dollars ($1,000,000) in lawful money of the United States of America, together with interest on so much of the principal balance thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

1.  Interest Rate. The unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, simple interest. Interest shall be calculated on a 365-day year and the actual number of days elapsed.

2.  Payment/Maturity Date. This Note shall be paid in eight quarterly installments of $125,000, plus accrued interest thereof, with the first payment to be made on April 1, 2015, and each payment thereafter to be made the first business day of each succeeding third calendar month. The entire balance of this Note together with any and all interest accrued thereon shall be due and payable in full on January 2, 2017.

3.  Prepayment. The Company may repay the Note, in whole or in any portion hereof, without penalty and without notice, at any time.

4.  Security. This Note will be secured according to the terms of the:

•	Security Agreement attached as exhibit “A”, and

•	Stock Pledge Agreement attached as exhibit “B”.

5.  Default. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder.

(a) The Company fails to make any payment of interest or principal on the date on which such payment becomes due and payable under this Note and the breach or default continues uncured for a period of twenty business days after the date on which notice of the breach or default is first given to the Company;

(b) The Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in this Note, other than paragraph 6(d) hereof, and the breach or default continues uncured for a period of twenty business days after the date on which notice of the breach or default is first given to the Company;

(c) The Company breaches paragraph 6(d) hereof; or

(d) The Company files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against the Company.

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Notwithstanding anything to the contrary stated herein, Holder agrees that upon an event of default hereunder, he will look solely to the Pledged Collateral (as defined below), and neither the Company nor any of the assets of the Company shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Note. Upon receipt of the Pledged Collateral, Holder agrees that (i) neither the Company nor any other party shall be responsible, directly or indirectly, for any payment required to be made under this Note and (ii) this Note shall be terminated and have no further force and effect (without any further action on the part of any party). The Pledged Collateral shall be defined as (i) the shares of The Big Tomato, Inc., a Colorado corporation (“The Big Tomato”), and (ii) the assets owned by The Big Tomato (at the time of the event of default). The Holder further agrees and acknowledges that his sole recourse against the Company and its affiliates upon an event of default shall be the Pledged Collateral, notwithstanding the value of the assets or stock of The Big Tomato or the shares of the Company owned by the Holder at the time of such default.

6.  Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All action on the part of the Company, necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Note.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the obligations contemplated hereby will not result in a violation in any material respect of its Articles of Incorporation or By-Laws, or of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets.

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(d) Preservation of Collateral. While any amount of principal or interest is outstanding under this Note, the Company shall not, without the consent of the Holder:

(i) Cause or allow The Big Tomato to (A) make a distribution of any of its assets, (B) issue any additional shares of stock, (C) sell any of its assets outside the ordinary course of business, or (D) become a party to any merger, conversion, reorganization or similar transaction, or

(ii) Transfer, convey, sell, pledge, or encumber the Pledged Collateral.

7.  Assignment of Note. This Note may not be assigned by Company. The Note may not be assigned by Holder without the express written consent of the Company.

8.  Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

9.  Non-Waiver. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

10. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Company and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Company) and not to the payment of Interest.

11. Modifications. Said parties consent to any modification or extension of time (whether one or more) of payment hereof, the release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation, provided that such modification, extension and/or release is in writing executed by both parties. Any modification, extension, or release may be without notice to any such party and shall not discharge said party's liability hereunder.

12. Governing Law. This Note will be construed in accordance with the laws of the State of Colorado.

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13. Jurisdiction. All proceedings in any way arising out of, related to, or connected with this Note shall be brought in the District Court for the City and County of Denver, Colorado, and both parties submit to the personal jurisdiction of such courts. Both parties waive their respective rights to a trial by jury in any such action.

14. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

15. Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

16. Time of the Essence. Time is of the essence for the performance of each and every obligation of Company hereunder.

17. Notices. All notices, consents, approvals, requests, demands and other communications including changes of address which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below.

If to the Company:

Monarch America, Inc.

1150 W Custer Place

Westminster, CO 80223

ATTN: Eric Hagen

With a copy to (which shall not constitute notice):

David Lubin & Associates, PLLC

108 S. Franklin Avenue

Suite 10

Valley Stream, NY 11580

If to the Holder:

 _____________________

 _____________________

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18. Right of Offset. This Note is being issued by the Company to the Holder in connection with the transactions contemplated by the Plan of Merger dated October 17, 2014, as amended by the Amendment dated the date hereof among the Company, the Holder and the other parties thereto (together, the “Agreement”). The Company shall be entitled to offset any Damages (defined below) incurred by the Company or its affiliates against the principal amount due and payable hereunder. “Damages” shall mean any and all loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys’ fees) arising directly or indirectly from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of the Holder, TBT and/or the shareholders of TBT in any agreement, certificate or document delivered by or on behalf of the Holder, TBT and/or the other shareholder of TBT pursuant to the transactions contemplated by the Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty or (b) any failure by the Holder, TBT and/or the other shareholder of TBT to perform or comply with any agreement, covenant or obligation in this Note, the Agreement or in any agreement, certificate or document delivered by or on their behalf pursuant to this Note or the Agreement to be performed by or complied with by or on behalf of such party.

19. Independent Counsel. The Holder acknowledges and agrees that he has received independent legal counsel of his own choice in connection with the negotiation and execution and delivery of this Note and the transactions contemplated herein (including without limitation the security for the payment of this Note) and that he has been sufficiently apprised of his rights and responsibilities with regard to the substance of this Note and the transactions contemplated hereby. This Note shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Note, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note.

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IN WITNESS WHEREOF, the undersigned have executed this Note as of January 1, 2015.

MAKER:

MONARCH AMERICA, INC.

By:	/s/ Eric Hagen
Eric Hagen
President

HOLDER:

/s/ Josh Field
Josh Field

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